EXHIBIT 10.118

                            ASSET PURCHASE AGREEMENT


                             AS OF DECEMBER 8, 1999


                                  BY AND AMONG

                                 TELERAMA, INC.
                         CABLEVISION OF CLEVELAND, L.P.

                                       AND

                       ADELPHIA COMMUNICATIONS CORPORATION





















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                                TABLE OF CONTENTS

                                                                                                      Page

Section  1.       Definitions............................................................................1
         1.01     Certain Definitions....................................................................1
         1.02     Other Definitional Provisions..........................................................7

Section  2.       Purchase and Sale......................................................................7
         2.01     Transfer of Assets.....................................................................7
         2.02     Purchase Price.........................................................................8
         2.03     Estimated Working Capital Statement....................................................8
         2.04     Adjustments............................................................................8
         2.05     Assumption of Liabilities.............................................................11
         2.06     Sales and Transfer Taxes..............................................................11

Section  3.       Representations and Warranties of Sellers.............................................11
         3.01     Organization and Authority............................................................11
         3.02     Legal Capacity; Approvals and Consents................................................11
         3.03     Financial Statements..................................................................12
         3.04     Changes in Operation..................................................................12
         3.05     Tax Returns...........................................................................12
         3.06     Acquired Assets.......................................................................13
         3.07     The CATV Business.....................................................................13
         3.08     Labor Contracts and Actions...........................................................15
         3.09     Employee Benefit Plans................................................................15
         3.10     Contracts.............................................................................16
         3.11     Legal and Governmental Proceedings and Judgments......................................16
         3.12     Finders and Brokers...................................................................16
         3.13     Year 2000.............................................................................16
         3.14     Restoration...........................................................................17
         3.15     Pole Attachment Agreements............................................................17
         3.16     Right of First Refusal................................................................17
         3.17     Insurance.............................................................................17
         3.18     Internet Service Agreements...........................................................17

Section  4.       Representations and Warranties of Buyer...............................................17
         4.01     Organization and Authority of Buyer...................................................17
         4.02     Legal Capacity: Approvals and Consents................................................17
         4.03     Legal and Governmental Proceedings and Judgments......................................18
         4.04     Finders and Brokers...................................................................18
         4.05     Buyer Consents........................................................................18
         4.06     Acquisition of Rights.................................................................18
         4.07     Buyer's Financial Capability..........................................................18

Section  5.       Covenants Pending Closing.............................................................19
         5.01     Business of Sellers...................................................................19


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         5.02     Access to Information.................................................................19
         5.03     Change in Channel Lineup..............................................................20
         5.04     Required Consents.....................................................................20
         5.05     Lien Searches.........................................................................20

Section  6.       Deliveries at Closing.................................................................20
         6.01     Deliveries by Seller..................................................................20
         6.02     Deliveries by Buyer...................................................................21

Section  7.       Conditions to the Obligations of Buyer................................................21
         7.01     Receipt of Consents...................................................................21
         7.02     Sellers' Authority....................................................................21
         7.03     Performance by the Sellers............................................................21
         7.04     Absence of Breach of Warranties and Representations...................................22
         7.05     Absence of Proceedings................................................................22

Section  8.       Conditions to the Obligations of Sellers..............................................22
         8.01     Receipt of Consents...................................................................22
         8.02     Corporate Action......................................................................22
         8.03     Performance by Buyer..................................................................22
         8.04     Absence of Breach of Representations and Warranties...................................22
         8.05     Absence of Proceedings................................................................22

Section  9.       Covenants.............................................................................23
         9.01     Compliance with Conditions............................................................23
         9.02     Compliance with HSR Act and Rules.....................................................23
         9.03     Applications for Assignment of Contracts or CATV Instruments..........................24
         9.04     Records, Taxes and Related Matters....................................................24
         9.05     Determination and Allocation of Consideration.........................................24
         9.06     Non-Assignment........................................................................25
         9.07     Real Estate Proration And Adjustment Items............................................25
         9.08     Covenant Not to Compete...............................................................25
         9.09     Remaining Franchises..................................................................25

Section  10.      Survival of Representations, Warranties, Covenants and Other Agreements;
                  Indemnification.......................................................................26
         10.01    Survival of Representations, Warranties, Covenants and Other Agreements...............26
         10.02    Indemnification by the Sellers........................................................26
         10.03    Indemnification by Buyer..............................................................27
         10.04    Third Party Claims....................................................................27

Section  11.      Further Assurances....................................................................28

Section  12.      Closing...............................................................................28
         12.01    Closing...............................................................................28
         12.02    Termination...........................................................................28

Section  13.      Miscellaneous.........................................................................29


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         13.01    Amendments; Waivers...................................................................29
         13.02    Entire Agreement......................................................................29
         13.03    Cablevision Name......................................................................29
         13.04    Binding Effect; Assignment............................................................29
         13.05    Construction; Counterparts............................................................29
         13.06    Notices...............................................................................29
         13.07    Expenses of the Parties...............................................................30
         13.08    Non-Recourse..........................................................................31
         13.09    Third Party Beneficiary...............................................................31
         13.10    Governing Law.........................................................................31
         13.11    Press Releases........................................................................31
         13.12    Severability..........................................................................31
         13.13    Specific Performance..................................................................31






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EXHIBITS

Exhibit A           -      Sellers

Exhibit B           -      Service Territory

Exhibit C           -      Assumption Agreement

Exhibit D           -      Bill of Sale and General Assignment

Exhibit E           -      Form of Opinion of Sellers' Counsel

Exhibit F           -      Form of Opinion of Buyer's Counsel





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SCHEDULES

Schedule 1.01(a)  -        CATV Licenses/Franchises
Schedule 1.01(b)  -        Current Assets
Schedule 1.01(c)  -        Liabilities
Schedule 1.01(d)  -        Excluded Assets
Schedule 1.01(e)  -        Excluded Liabilities
Schedule 1.01(f)  -        Permitted Encumbrances
Schedule 3.02     -        Consents and Approvals
Schedule 3.05     -        Tax Notices and Assessments
Schedule 3.06(b)  -        Real Property
Schedule 3.06(d)  -        Environmental Matters
Schedule 3.07(c)  -        Material Contracts
Schedule 3.07(d)  -        Notice of Claims or Purported Defaults in CATV Instruments
Schedule 3.07(e)  -        Non-compliance with applicable laws; documents not filed with the FCC
Schedule 3.07(f)  -        Copyrights
Schedule 3.07(g)  -        Rates
Schedule 3.07(h)  -        Pending Claims
Schedule 3.07(i)  -        Subscriber Obligations
Schedule 3.07(j)  -        Free Service Liability/Refunds
Schedule 3.07(k)  -        Local Office Requirements
Schedule 3.07(l)  -        Overbuilds
Schedule 3.09     -        Employee Benefit Plans
Schedule 3.10     -        Contracts in Default
Schedule 3.11     -        Legal Proceedings
Schedule 3.13     -        Year 2000
Schedule 3.14     -        Restoration
Schedule 3.15     -        Pole Attachment Agreements
Schedule 3.16     -        Right of First Refusal
Schedule 3.17     -        Insurance
Schedule 4.05     -        Consents and Approvals




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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is made and entered into as of December 8, 1999, by and among the sellers listed in Exhibit A (each, a "Seller" and together, the "Sellers") and Adelphia Communications Corporation, a Delaware corporation ("Buyer").

                                 R E C I T A L S

         WHEREAS, the Sellers own and operate cable television systems serving the communities described in Exhibit B.

         WHEREAS, the Sellers desire to transfer to Buyer, and Buyer desires to acquire from the Sellers , the CATV Business and the assets used or held for the operation thereof in accordance with the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

1.       Definitions.
         -----------

         1.01 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         Acquired Assets means all of the properties, assets, privileges, rights, interests, claims and goodwill, real and personal, tangible and intangible, of every type and description, including each Seller's leasehold interests or rights to possession, whether owned or leased or otherwise possessed, primarily used by the Sellers in connection with the CATV Business, now in existence or hereafter acquired by the Sellers prior to the Closing, including, without limitation, the CATV Instruments, the Equipment, the Real Property, the Contracts, the Inventory and the Intangible Property; provided that Acquired Assets shall exclude the Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

         Agreement means this Asset Purchase Agreement and the Exhibits and Schedules attached hereto.

         Agreement and Plan of Reorganization means the Agreement and Plan of Reorganization, dated as of the date hereof, among Cablevision of the Midwest, Inc., Cablevision of the Midwest Holding Co., Inc, Adelphia General Holdings II, Inc. and Adelphia Communications Corporation.

         Appraiser has the meaning set forth in Section 9.05.

         Asserted Claim has the meaning set forth in Section 10.04.

         Assumed Liabilities means all liabilities, obligations and commitments (whether direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise) of each Seller relating to or arising from the CATV Business or the condition of the Acquired Assets,

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including, without limitation, all liabilities, obligations and commitments arising after the Closing Date under CATV Instruments and the Contracts or in respect of the operation of the CATV Business after the Closing Date, other than the Excluded Liabilities.

         Basic Subscriber means as at any date of determination thereof, the sum of (a) the total number of households (exclusive of "second outlets," as such term is commonly understood in the cable television industry, and exclusive of customers billed on a bulk-billing or commercial-account basis) subscribing on such date to at least the most basic tier of service offered by the CATV Business and paying the monthly service fees and charges imposed in respect of such service, and who are not, as of the Closing Date, 90 days or more in arrears in payment for service, as measured from the date that payment due became a receivable and (b) the total number of Equivalent Subscribers on such date.

         Benefit Plans has the meaning set forth in Section 3.09(a).

         Business Day means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         Buyer has the meaning set forth in the Preamble to this Agreement.

         Buyer Indemnified Party has the meaning set forth in Section 10.03(a).

         Buyer's Counsel means Colin H. Higgin, Deputy General Counsel to Buyer.

         Buyer's Subscriber Objection has the meaning set forth in Section 2.04(b)(iii).

         Buyer's Working Capital Objection has the meaning set forth in Section 2.04(a)(iii).

         CATV means cable television, which term also includes satellite master antenna television not yet converted to cable television service.

         CATV Business means the CATV business to be transferred to Buyer, presently owned and operated by the Sellers, which consists of the transmission, distribution and local origination of audio and video signals over the system used by the CATV Business, located in the Service Territory.

         CATV Instruments means (a) all franchises listed in Schedule 1.01(a) or ordinances granted to Sellers by any Governmental Authority; (b) permits for wire crossings over or under highways, railroads, and other property; (c) construction permits and certificates of occupancy; pole attachment and other Contracts with utilities; (d) state, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations;
(e) agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and (f) all other approvals, consents and authorizations used or held for use in the CATV Business.

         CATV Licenses means the licenses issued by the FCC used in the CATV Business as presently conducted by the Sellers, all of which are listed in
Schedule 1.01(a).

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         CATV System means a complete CATV reception and distribution system consisting of one or more head-ends, trunk cable, subscriber drops and associated electronic equipment, which is, or is capable of being, operated as an independent system without interconnections to other systems.

         Closing means a meeting for the purpose of concluding the transactions contemplated by this Agreement held at the place and on the date fixed in accordance with Section 12.01.

         Closing Date; Date of Closing means the date fixed for the Closing in accordance with Section 12.01.

         Code means the Internal Revenue Code of 1986, as amended.

         Combined Basic Subscriber has the meaning set forth in Section 2.04(b)(i).

         Combined Basic Subscriber Amount has the meaning set forth in Section 2.04(b)(i).

         Combined Basic Subscriber Estimate has the meaning set forth in Section 2.03.

         Combined Basic Subscriber Statement has the meaning set forth in
Section 2.04(b)(i).

         Combined CATV Business means the CATV Business as defined in this Agreement together with the CATV Business as defined in the Agreement and Plan of Reorganization.

         Combined Current Assets means Current Assets as defined in this Agreement together with Current Assets as defined in the Agreement and Plan of Reorganization.

         Combined Liabilities means Liabilities as defined in this Agreement together with Liabilities as defined in the Agreement and Plan of Reorganization.

         Combined Working Capital means Combined Current Assets less Combined Liabilities.

         Communications Act has the meaning set forth in Section 3.07(e).

         Contract means any contract, mortgage, deed of trust, bond, indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document or written agreement relating to the CATV Business to which a Seller is a party or by which a Seller or the assets of a Seller included within the CATV Business are bound, excluding any CATV Instrument.

         Copyright Act has the meaning set forth in Section 3.07(f).

         CPA Firm has the meaning set forth in Section 2.04(a)(iii).

         Current Assets means petty cash, marketable securities, 100% of active subscriber accounts receivable that are 60 days or less past due and 90% of active subscriber accounts that are between 61 and 90 days past due (in each case measured from the date the accounts became receivable), all deposits with utilities, under leases or related to guides, billing service, postage, the pro rata portion of any prepaid taxes (as of the Closing Date), all prepaid expenses, including in respect of pole rental or equipment maintenance agreements that are Assumed Liabilities, and in respect of rent, postage,

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promotional expenditures, guides, security service or two-way radio and other current assets (excluding Inventory), each as determined in accordance with GAAP (unless otherwise specified herein) and consistent with Schedule 1.01(b) hereto, which Schedule sets forth the type and amounts of Current Assets of Midwest and Sellers as of September 30, 1999.

         DOJ means the United States Department of Justice.

         Employees mean all current active employees of Sellers.

         Encumbrances means liens, charges, encumbrances, security interests, options, restrictions or any other similar third party rights other than liens for taxes not yet due and payable.

         Environmental Law means any law or regulation governing the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance.

         Equipment means all tangible personalty; electronic devices; towers; trunk and distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings); "head- ends" and "hubs" (origination, transmission and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; and all other tangible personal property and facilities owned by Seller and used in the CATV Business.

         Equivalent Subscriber means, as at any date of determination thereof, the total number of households served by the CATV Business on a bulk-billed basis and the total number of establishments served on a commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by the Sellers, which shall be deemed to be equal to the quotient obtained by dividing (i) the total fees and charges for basic service billed by Sellers during the month including such date on a bulk-billed or commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by Sellers, by (ii) the fees and charges for basic service that a Basic Subscriber of the type described in clause (a) of the definition of such term in this Section 1.01 was billed during such month.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

         ERISA Affiliate of any entity means any other entity that, together with such entity, would be considered one employer under Section 4001 of ERISA or Section 414 of the Code.

         Estimated Adjustment Amount means (i) if Combined Working Capital as reflected on the Estimated Working Capital Statement is less than zero, the amount by which the Purchase Price shall be decreased, or (ii) if Combined Working Capital as reflected on the Estimated Working Capital Statement is more than zero, the amount by which the Purchase Price shall be increased.

         Estimated Working Capital Statement has the meaning set forth in
Section 2.03.

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         Excluded Assets means (i) the assets and properties of Sellers listed on Schedule 1.01(d); (ii) programming Contracts (including cable guide Contracts) and retransmission consent Contracts; (iii) insurance policies and rights and claims thereunder up to Sellers' self-insured retention or deductible; (iv) Contracts relating to national advertising sales representation; (v) bonds, letters of credit, surety instruments and other similar items of Sellers; and (vi) trademarks, tradenames, service marks, service names, logos and similar proprietary rights.

         Excluded Liabilities means all of the following liabilities, obligations and commitments: (i) those of Sellers identified on Schedule 1.01(e); (ii) those arising as a result of a breach by Sellers of any of their representations, warranties, covenants, agreements or obligations under this Agreement but only to the extent that such representations, warranties, covenants, agreements or obligations survive the consummation of the Closing as provided in Section 10.1; and (iii) those relating to the Excluded Assets.

         FCC means the United States Federal Communications Commission.
         ---

         Final Combined Basic Subscriber Statement has the meaning set forth in
Section 2.04(b)(iii).

         Final Working Capital Amount means Combined Working Capital as reflected on the Final Working Capital Statement.

         Final Working Capital Statement has the meaning set forth in Section 2.04(a)(iii).

         FTC means the United States Federal Trade Commission.
         ---

         GAAP means United States generally accepted accounting principles as in effect from time to time and consistently applied.

         Governmental Authority means the United States Federal Government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

         Hazardous Substance means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum products.

         Holdings means Cablevision of the Midwest Holding Co., Inc., a Delaware corporation.

         HSR Act and Rules means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

         HSR Report means the Notification and Report Form for certain mergers and acquisitions mandated by the HSR Act and Rules.

         Income Statements has the meaning set forth in Section 3.03.

         Indemnitee has the meaning set forth in Section 10.04.

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         Indemnitor has the meaning set forth in Section 10.04.

         Intangible Property means the copyrights, patents, trademarks, service marks and trade names used in the CATV Business excluding the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV," or any and all derivatives thereof or any name which may include any of such terms, and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are owned by Midwest and used in the CATV Business.

         Interim Financial Statements has the meaning set forth in Section 3.03.

         Inventory means all inventory as defined under GAAP, plus, without limitation, all supplies, all maintenance equipment, all converters, all cables and all amplifiers owned by a Seller on the Closing Date as determined by Sellers' inventory control system and used in the CATV Business.

         Judgment means any judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         Law means the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

         Liabilities means accounts payable, accrued expenses and other liabilities of the Sellers determined in accordance with GAAP (including accrued vacation pay for employees of Sellers hired by Buyer), except that the current portion of any indebtedness for borrowed money and Excluded Liabilities shall not be included, consistent with Schedule 1.01(c) hereto, which Schedule sets forth the type and amounts of Liabilities of Midwest and Sellers as of September 30, 1999.

         LMDS has the meaning set forth in Section 9.08.

         Losses has the meaning set forth in Section 10.02(a).

         Material Adverse Effect means a material adverse effect on the assets, financial condition or results of operations of the Combined CATV Business taken as a whole other than any such effect resulting from changes in general economic or political conditions or legal, governmental, regulatory or competitive factors affecting CATV system operators generally or in the State of Ohio.

         Midwest means Cablevision of the Midwest, Inc., a Delaware corporation.
         -------

         MMDS has the meaning set forth in Section 9.08.

         Outside Date has the meaning set forth in Section 12.01.

         Permitted Encumbrances means those Encumbrances set forth in Schedule 1.01(f) hereto and all other Encumbrances, if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the CATV Business.

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         Person means any natural person, Governmental Authority, corporation, general or limited partner, partnership, limited liability company, joint venture, trust, association, or unincorporated entity of any kind.

         Preliminary Working Capital Statement has the meaning set forth in
Section 2.04(a)(i).

         Purchase Price has the meaning set forth in Section 2.02.

         Real Property means all realty, fixtures, easements, rights-of-way, leasehold and other interests in real property, buildings and improvements used in the CATV Business.

         Required Consents means the consents and approvals designated as such on Schedules 3.02 and 4.05 by an asterisk.

         Sellers has the meaning set forth in the Preamble to this Agreement.

         Seller Indemnified Party has the meaning set forth in Section 10.02(a).

         Sellers' Account has the meaning set forth in Section 2.02.

         Subscriber Adjustment means an amount equal to (i) $4,996.21 multiplied by (ii) the difference between (x) 306,232 less (y) the number of Basic Subscribers of the Combined CATV Business on the Closing Date, multiplied by
(iii) 99/153; provided, that if the product obtained in the foregoing clause is negative, the Subscriber Adjustment shall be zero.

         Subsidiary of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership, (iii) a limited liability company of which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of the company, or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         Service Territory means the geographical area as described in Exhibit B hereto.

         Tax Returns has the meaning set forth in Section 3.05.

         Voting Stock has the meaning set forth in the Agreement and Plan of Reorganization.

         Year 2000 Problem has the meaning set forth in Section 3.13.

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         1.02     Other Definitional Provisions.  Terms defined in the singular shall have a comparable meaning when used in plural, and vice versa.

2.       Purchase and Sale.

         2.01 Transfer of Assets. At the Closing, upon the terms and conditions set forth in this Agreement, the Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive, all of the Sellers' right, title and interest in and to the Acquired Assets, such transaction to be effective as of the opening of business on the Closing Date.

         2.02 Purchase Price. In consideration for the transfer of the Acquired Assets, pursuant to Section 2.01, and the other covenants, agreements, representations and warranties contained herein, Buyer shall at Closing (i) pay to the Sellers $990 million plus, if a positive number, or minus, if a negative number, an amount equal to the product of (x) the Estimated Adjustment Amount, determined in accordance with Section 2.03, and (y) 99/153, less, the Subscriber Adjustment, if any, based on the Combined Basic Subscriber Estimate (together, the "Purchase Price") by federal funds wire transfer of immediately available funds in New York, New York to such account at a United States bank as shall be designated by the Sellers (the "Sellers' Account") and (ii) assume and agree to pay, discharge and perform the Assumed Liabilities as and when due in accordance with the Assumption Agreement attached as Exhibit C hereto.

         2.03 Estimated Working Capital Statement. At least three Business Days prior to the Closing Date, the Sellers shall deliver to Buyer an estimated working capital statement as of the Closing Date, which statement shall set forth the Sellers' good faith estimate of the Combined Current Assets and Combined Liabilities of the Combined CATV Business and the Estimated Adjustment Amount as of the Closing Date as determined in accordance with GAAP and in a manner consistent with the preparation of the Interim Financial Statements, except as otherwise required by this Agreement (the "Estimated Working Capital Statement").

         On the date that Sellers deliver the Estimated Working Capital Statement, the Sellers shall also deliver to Buyer an estimate of the number of Basic Subscribers to be transferred to Buyer under this Agreement and the Agreement and Plan of Reorganization as of the Closing Date (the "Combined Basic Subscriber Estimate"). The number of Basic Subscribers set forth in the Combined Basic Subscriber Estimate shall be used on the Closing Date for computing the Purchase Price and the Subscriber Adjustment, if any. Basic Subscribers transferred to Buyer under this Agreement and the Agreement and Plan of Reorganization shall be deemed to include all Basic Subscribers of the Combined CATV Business, irrespective of the lack of approval or consent of Governmental Authorities to transfer to Buyer any franchises containing Basic Subscribers.

         2.04     Adjustments.
                  -----------

                  (a) (i) Within 90 days after the Closing Date, the Sellers shall prepare, or cause to be prepared, and deliver to Buyer a working capital statement of the Combined CATV Business as of the Closing Date, which statement shall be prepared in accordance with GAAP and in a manner consistent with the preparation of the Interim Financial Statements, except as otherwise required by this Agreement, and shall set forth the Combined Current Assets and Combined Liabilities of the Combined CATV Business and the Estimated Adjustment Amount, each as of the Closing Date (the "Preliminary Working Capital Statement"). Buyer



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         shall cooperate in providing to Sellers all relevant books, records and personnel of the Combined CATV Business in order to facilitate the preparation of the Preliminary Working Capital Statement.

                  (ii) During the 30-day period following the delivery of the Preliminary Working Capital Statement to Buyer, Buyer shall have the right to examine the Preliminary Working Capital Statement and all records used to prepare the Preliminary Working Capital Statement.

                  (iii) In the event Buyer determines that the Preliminary Working Capital Statement has not been prepared on the basis set forth in Section 2.04(a)(i) hereof, Buyer shall so inform Sellers in writing (the "Buyer's Working Capital Objection"), setting forth a reasonably specific description of the basis of the Buyer's Working Capital Objection on or before the last day of the 30-day period referred to in
         Section 2.04(a)(ii) hereof. In the event Buyer delivers a Buyer's Working Capital Objection, Buyer and Sellers shall attempt to resolve the differences underlying the Buyer's Working Capital Objection within 20 days of Sellers' receipt thereof. If Sellers and Buyer are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to KPMG LLP, certified public accountants, or such other nationally recognized firm of independent public accountants as to which Buyer and Sellers may mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standard set forth in Section 2.04(a)(i) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Working Capital Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to Buyer and Sellers no later than the 20th business day after the remaining differences underlying the Buyer's Working Capital Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Sellers in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. Buyer and Sellers shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Preliminary Working Capital Statement and all other items reasonably requested by the CPA Firm. The "Final Working Capital Statement" shall be (i) the Preliminary Working Capital Statement in the event that (x) the Buyer's Working Capital Objection is not delivered to Sellers in the period set forth in Section 2.04(a)(ii) hereof or (y) Sellers and Buyer so agree; or (ii) the Preliminary Working Capital Statement, as adjusted by either (x) the agreement of Sellers and Buyer or (y) the CPA Firm.

                  (iv) If the Final Working Capital Amount exceeds the Estimated Adjustment Amount, then Buyer shall pay to Sellers an amount equal to the product of (i) such excess and (ii) 99/153. If the Estimated Adjustment Amount exceeds the Final Working Capital Amount, then Sellers shall pay to Buyer an amount equal to the product of (i) such excess and (ii) 99/153.

                  (v) Any amount payable pursuant to Section 2.04(a)(iv) hereof shall be paid by wire transfer of immediately available funds in New York, New York to a bank account designated by Buyer or Sellers, as the case may be, on or before the fifth business day following the determination of the Final Working Capital Statement pursuant to Section 2.04(a)(iii) hereof.

                  (b)(i) Within ninety (90) days after the Closing Date, Sellers shall prepare, or cause to be prepared, and deliver to Buyer a statement setting forth the number of Basic Subscribers to the "CATV Business" as defined herein and to the "CATV Business" as defined in the Agreement and Plan of Reorganization as of the Closing Date (each, a "Combined Basic Subscriber" and such number, the "Combined Basic Subscriber Amount"), which statement (the "Combined Basic Subscriber Statement") shall be prepared in conformity with the definition of Basic Subscriber contained herein. Buyer shall cooperate in providing to Sellers access, upon reasonable notice, to all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Combined Basic Subscriber Statement.

                  (ii) During the thirty (30) day period following the delivery of the Combined Basic Subscriber Statement to Buyer, Buyer shall have the right to examine the Combined Basic Subscriber Statement and all records used to prepare the Combined Basic Subscriber Statement.

                  (iii) In the event Buyer determines that the Combined Basic Subscriber Statement has not been prepared on the basis set forth in
         Section 2.04(b)(i) hereof, Buyer shall so inform Seller in writing (the "Buyer's Subscriber Objection"), setting forth a reasonably specific description of the basis of the Buyer's Subscriber Objection on or before the last day of the thirty (30) day period referred to in
         Section 2.04(b)(ii) hereof. If Buyer delivers a Buyer's Subscriber Objection, Buyer and Sellers shall attempt to resolve the differences underlying the Buyer's Subscriber Objection within twenty (20) days of the Sellers' receipt thereof. If Sellers and Buyer are unable to resolve all their differences within such twenty (20) day period, they shall refer their remaining differences to the CPA Firm, who shall determine on the basis of the standard set forth in Section 2.04(b)(i) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Combined Basic Subscriber Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to Buyer and Sellers no later than the twentieth (20th) business day after the remaining differences underlying the Buyer's Subscriber Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Sellers in the same proportion that the aggregate number of any disputed Combined Basic Subscribers submitted to the CPA Firm that is unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any Combined Basic Subscribers so submitted. Buyer and Sellers shall make readily available to the CPA Firm all relevant invoices, books and records and any work papers relating to the Combined Basic Subscriber Statement and all other items reasonably requested by the CPA Firm. The "Final Combined Basic Subscriber Statement" shall be the Combined Basic Subscriber Statement in the event that (x) a Buyer's Subscriber Objection is not delivered to the Sellers in the period set forth in Section 2.04(b)(iii) hereof, or (y) the Sellers and Buyer so agree; or (ii) the Combined Basic Subscriber Statement, as adjusted by either (x) the agreement of Sellers and Buyer or (y) the CPA Firm.

                  (iv) On the fifth (5th) business day following the determination of the Final Combined Basic Subscriber Statement pursuant to Section 2.04(b)(iii), if the number of Combined Basic Subscribers included in the Final Combined Basic Subscriber Statement is less than 306,232 and less than the number of Combined Basic Subscribers included in the Combined Basic Subscriber Estimate, then Sellers shall pay the Buyer an amount equal to the product of (a) $4,996.21 times the difference between the number of Combined Basic Subscribers included in the Combined Basic Subscriber Estimate (but not above 306,232) and the number of Combined Basic Subscribers included in the Final Combined Basic Subscriber Statement and (b) 99/153. If the number of Combined Basic Subscribers included in the Final Combined Basic Subscriber Statement is more than the number of Combined Basic Subscribers included in the Combined Basic Subscriber Estimate and the number of Combined Basic Subscribers in the Combined Basic Subscriber Estimate was less than 306,232, then on such fifth (5th) business day, Buyer shall pay to Sellers an amount equal to (a) $4,996.21 multiplied by (b) the difference between (i) the number of Combined Basic Subscribers included in the Final Combined Basic Subscriber Statement (but not above 306,232) and (ii) the number of Combined Basic Subscribers included in the Combined Basic Subscriber Estimate multiplied by (c) 99/153.

                  (v) Any amount payable pursuant to Section 2.04(b)(iv) hereof shall be paid by wire transfer of immediately available funds in New York, New York to a bank account designated by Buyer or Sellers, as the case may be.

         2.05 Assumption of Liabilities. At the Closing Date, Buyer shall assume the Assumed Liabilities in accordance with the Assumption Agreement attached hereto as Exhibit C, and all liabilities and obligations for the operations of the CATV Business after the Closing Date.

         2.06 Sales and Transfer Taxes. Buyer, on the one hand, and Sellers, on the other hand, shall each be responsible for one-half of all sales and use taxes and transfer taxes, if any, including realty transfer taxes, arising from the transfer of the Acquired Assets.

3.       Representations and Warranties of Sellers.

         To induce Buyer to enter into this Agreement, Sellers represent and warrant to Buyer as follows:

         3.01 Organization and Authority. Sellers are duly organized under the laws of the State of Delaware.

         3.02     Legal Capacity; Approvals and Consents.
                  --------------------------------------

                  (a) Authority and Binding Effect. Subject to Section 9.02 hereof and the consents and approvals set forth on Schedule 3.02, the Sellers have all requisite corporate power and authority to execute, deliver and perform this Agreement. The Sellers have duly taken all corporate and shareholder actions necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Sellers and is the valid and binding obligation of each Seller enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies.

                  (b) No Breach. Subject only to obtaining the consents and approvals set forth on Schedule 3.02, the execution, delivery and performance of this Agreement does not, and will not, contravene the relevant organizational documents of Sellers, and does not, and will not: (i) conflict with or result in a breach or violation by Sellers of or constitute a default by a Seller under or result in the termination, suspension, modification or impairment of any CATV Instrument, Law, Judgment, or Contract to which a Seller is a party or by which a Seller, the CATV Business or any of the Acquired Assets is subject or bound or may be affected; or (ii) create or impose any Encumbrance upon any of the Acquired Assets other than a Permitted Encumbrance, in each case under clause (i) above, which conflict, breach, violation, default or termination, suspension, modification or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Required Consents. Except for the parties listed in
         Schedule 3.02, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of this Agreement by Sellers, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to have a Material Adverse Effect.

         3.03 Financial Statements. Sellers have delivered to Buyer true and complete copies of the statements of income of the Combined CATV Business for the years ending December 31, 1998, 1997 and 1996 (the "Income Statements"). The Income Statements were prepared in accordance with GAAP except for footnotes and certain items that would require reclassification and certain expenses as described in the Income Statements and present fairly in all material respects the results of its operations for the periods then ended. Sellers have also provided to Buyer a balance sheet of the Combined CATV Business as of June 30, 1999 and a balance sheet and income statement of the Combined CATV Business as of September 30, 1999 (the "Interim Financial Statements"), which Interim Financial Statements were prepared in accordance with GAAP, as noted above, to the extent applicable thereto and the practices customarily followed by the Combined CATV Business in preparing the interim statements and, subject to normal year-end adjustments and the procedures followed in interim statements, present fairly in all material respects the financial position and results of operation of the Combined CATV Business as at the dates and for the period indicated and in the case of the income statement, are stated on a basis generally consistent with the above-described Income Statements.

         3.04 Changes in Operation. Since September 30, 1999, there has not been any event or circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         3.05 Tax Returns. Sellers have duly filed all material federal, state, local and foreign income, information, franchise, sales, use, property, excise and payroll and other tax returns or reports (herein "Tax Returns") required to be filed by a Seller on or prior to the date hereof. All material taxes, fees and assessments that are shown on such Tax Returns as due or payable by a Seller on or before the date hereof and that might result in an Encumbrance upon any of the Acquired Assets have been duly paid. Except as set forth in Schedule 3.05, no Seller has received notice or assessment to the effect that there is any unpaid tax, interest, penalty or addition to tax due or claimed to be due from a Seller in respect of such Tax Returns; no Seller has received notice of the assertion or threatened assertion of any Encumbrances with respect to any Acquired Assets on account of any unpaid taxes;

and no audits of such Tax Returns by any Governmental Authority are pending or, so far as Sellers know, threatened.

         3.06     Acquired Assets.
                  ---------------

                  (a) Title; Encumbrances. Sellers have, or will have at Closing, (i) good and marketable title to all of the Equipment and Real Property owned in fee and (ii) the right and authority (subject to the Required Consents specified herein) to transfer to Buyer all of Sellers' right, title and interest in and to the other property or rights included in the Acquired Assets, in each instance free and clear of any Encumbrances, except for any instance in which the failure to have such title, right or authority would not reasonably be expected to have a Material Adverse Effect.

                  (b) Real Property. Schedule 3.06(b) sets forth a list of all Real Property owned or leased by a Seller in connection with the operation of the CATV Business as presently conducted. Except as set forth in Schedule 3.06(b), Sellers have title in fee simple to all such Real Property except for leases, easements and other interests not constituting ownership in fee. To the knowledge of Sellers, except as set forth in Schedule 3.06(b), there are no oral leases with respect to head-ends used in the CATV Business.

                  (c) Acquired Assets. The Acquired Assets include all assets used by Sellers to conduct the CATV Business as it is presently being conducted except as would not reasonably be expected to have a Material Adverse Effect.

                  (d) Environmental Matters. Except as disclosed in Schedule 3.06(d), or as would not reasonably be expected to have a Material Adverse Effect on the CATV Business as presently conducted: (i) the Acquired Assets materially comply with applicable Environmental Laws;
         (ii) no Seller has received written notice from any Governmental Authority alleging that the Acquired Assets are in violation of any applicable Environmental Law; (iii) the Acquired Assets are not the subject of any court order, administrative order or decree arising under any Environmental Law that is known by Sellers or which Sellers should know with reasonable investigation; (iv) the Acquired Assets have not been used by Sellers for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted under applicable Environmental Laws.

         3.07     The CATV Business.  With respect to the CATV Business:
                  -----------------

                  (a) As of September 30, 1999, the Combined CATV Business included not less than 306,232 Basic Subscribers. As of September 30, 1999, approximately 59% of the cable plant of the Combined CATV Business has been rebuilt to 750 MHz bandwidth with a minimum of 600 MHz analog channel capacity.

                  (b) Since September 30, 1999, the CATV Business has been operated in the ordinary course in all material respects, and no material assets previously used therein have been disposed of except in the ordinary course of business.

                  (c) Schedule 3.07(c) contains a complete list of all material Contracts in effect on the date of this Agreement. As used in this Section 3.07(c), the term "material Contracts" means any Contract requiring in any calendar year payments aggregating $100,000 or more and that cannot be terminated on 30 days' notice without liability.

                  (d) Sellers hold, or will hold at Closing, all of the franchises, permits and licenses reasonably necessary to enable it to operate the CATV Business as presently conducted except all such CATV Instruments the failure of which to hold would not reasonably be expected to have a Material Adverse Effect. Sellers are in compliance with the terms and conditions of all such CATV Instruments except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.07(d), no Seller has received notice of any claimed or purported default in any CATV Instruments and there are no proceedings pending, or, to the knowledge of Sellers, threatened, to cancel, modify or change any such CATV Instruments, except in each case as would not reasonably be expected to have a Material Adverse Effect.

                  (e) Except as set forth in Schedule 3.07(e), the CATV Business is conducted by Sellers in compliance with all applicable laws, regulations and other requirements of Governmental Authorities, CATV Instruments, CATV Licenses and Contracts except where the violation of any of the foregoing would not reasonably be expected to have a Material Adverse Effect, including, but not limited to, compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act"). Except as set forth in Schedule 3.07(e), Sellers have submitted to the FCC all filings, including, but not limited to, cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; the CATV Business is in compliance with all signal leakage criteria prescribed by the FCC for each relevant reporting period. Sellers have made available to Buyer copies of all reports and filings for the past year, made or filed pursuant to FCC rules and regulations.

                  (f) Except as set forth in Schedule 3.07(f), Sellers have filed all semi-annual statements of account and paid all compulsory licensing fees required by Section 111 of the Copyright Act of 1976, and the rules, regulations and orders of the Copyright Office of the Library of Congress promulgated thereunder (collectively, the "Copyright Act"), with respect to the CATV Business, for the three years preceding the date of the Agreement.

                  (g) The monthly rates charged by Sellers for each service provided by Sellers to subscribers of the CATV Business as of September 30, 1999 are set forth in all material respects on Schedule 3.07(g). Such rates comply with the rules and regulations of the FCC as of the date thereof, except to the extent that such failure to comply would not reasonably be expected to have a Material Adverse Effect.

                  (h) Except as set forth in Schedule 3.07(h), and except for customer claims (other than those on Forms 329 and 394, which are listed on Schedule 3.07(h)) arising in the ordinary course of business, there are no claims pending or, to Sellers' knowledge, threatened against Sellers with respect to the operation of the CATV Business which would reasonably be expected to have a Material Adverse Effect.

                  (i) Except as set forth on Schedule 3.07(i), there are no obligations or liabilities to subscribers of the CATV Business which would reasonably be expected to have a Material

         Adverse Effect, except (i) with respect to deposits made by such subscribers and (ii) the obligation to supply services to subscribers in the ordinary course of business, pursuant to the franchises.

                  (j) Except as set forth on Schedule 3.07(j), there is no free service liability to subscribers existing with respect to the CATV Business which would reasonably be expected to have a Material Adverse Effect. Except with respect to deposits for converters, encoders, decoders and related equipment, and any other prepaid income item which is or will be reflected in the Final Working Capital Statement, Sellers have no obligation or liability for the refund of monies to its subscribers which would reasonably be expected to have a Material Adverse Effect.

                  (k) Except as set forth on Schedule 3.07(k), with respect to the CATV Business, Sellers have not made any commitments to any franchising authority to maintain a local office in any location. Further, Sellers have not made any commitment to any of the municipalities served by the CATV Business to pay franchise fees to any such municipality in excess of the amounts set forth on Schedule 3.07(k), except where such commitment would not reasonably be expected to have a Material Adverse Effect.

                  (l) Except as set forth on Schedule 3.07(l), there is no overbuild of the CATV Business at present, nor, to Sellers' knowledge, is any overbuild pending.

         3.08     Labor Contracts and Actions.
                  ---------------------------

                  (a) No Seller is a party to a Contract with any labor organization, nor has a Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of a Seller with respect to the operation of the CATV Business.

                  (b) As of the date of this Agreement, Sellers are not experiencing any strikes, work stoppages, significant grievance proceedings or, to the knowledge of Sellers, claims of unfair labor practices filed with respect to the operation of the CATV Business.

         3.09     Employee Benefit Plans.
                  ----------------------

                  (a) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering Employees, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, and other benefit plans, contracts or arrangements covering Employees (collectively, the "Benefit Plans") are listed on Schedule 3.09. True and complete copies of all Benefit Plans and all amendments thereto have been provided or made available to Buyer. Schedule 3.09 also lists all multiemployer plans covering Employees.

                  (b) All Benefit Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. There is no material pending or, to the knowledge of Sellers, threatened litigation relating to the Benefit Plans. No Seller has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Sellers with respect to any ongoing, frozen or terminated "single- employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any ERISA Affiliate of Sellers. No Seller has incurred and no Seller expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Benefit Plan subject to Title IV of ERISA or by any ERISA Affiliate of Sellers within the 12-month period ending on the date hereof.

                  (d) Neither any Benefit Plan nor any single-employer plan of an ERISA Affiliate of a Seller has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. No Seller has provided, nor is a Seller required to provide, security to any Benefit Plan or to any single-employer plan of an ERISA Affiliate of Sellers pursuant to Section 401(a)(29) of the Code.

         3.10 Contracts. Except as set forth in Schedule 3.10, there are no defaults by a Seller under the Contracts (nor has a Seller received written notice of a threatened default or notice of default) which would reasonably be expected to have a Material Adverse Effect, and Sellers do not know of a default by any other party to a Contract which would reasonably be expected to have a Material Adverse Effect.

         3.11 Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally in the United States or the State of Ohio, or as set forth on Schedule 3.11, there is no legal action or proceeding, pending or, so far as is known to Sellers, any investigation pending or threatened against a Seller, the CATV Business or the Acquired Assets, nor is there any Judgment outstanding against a Seller or to or by which a Seller, any of the Acquired Assets or the CATV Business is subject or bound, which (i) results in any modification, termination, suspension, impairment or reformation of any CATV Instrument or Contract or any right or privilege thereunder in a manner that would reasonably be expected to have a Material Adverse Effect or
(ii) materially adversely affects the ability of a Seller to consummate any of the transactions contemplated hereby.

         3.12 Finders and Brokers. Sellers have employed Bear, Stearns & Co. Inc. and Merrill Lynch & Co., Inc. as brokers in the sale provided for herein and will pay and discharge the claim thereof for commission or expense reimbursement in connection therewith. No Seller has entered into any other contract, arrangement or understanding with any Person or firm, nor is it aware of any claim or basis for any claim based upon any act or omission of a Seller or any of their respective affiliates, which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.13 Year 2000. Except as set forth on Schedule 3.13, the Sellers are not aware of any Year 2000 Problem with respect to the operation of the CATV Systems that would reasonably be expected to have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         3.14 Restoration. Except as disclosed on Schedule 3.14, or as would not reasonably be expected to have a Material Adverse Effect, (i) no restoration, repaving, repair or other work is required to be made by a Seller to any street, sidewalk or abutting or adjacent area pursuant to the requirements of any ordinance, code, permit, easement or contract relating to the installation, construction or operation of the CATV Business; and (ii) no property of any person or entity has been damaged, destroyed, disturbed or removed in the process of construction or maintenance of the CATV System which has not been, or will not be, prior to Closing, repaired, restored or replaced (if required by the terms of any applicable ordinance, code, permit, easement or contract) or, if not repaired, restored or replaced, for which an adequate reserve has not been accrued by the Sellers prior to Closing.

         3.15 Pole Attachment Agreements. Except as set forth on Schedule 3.15 or as would not reasonably be expected to have a Material Adverse Effect, no Seller has received any written notice of any claim against it that it is in default of any pole attachment agreements.

         3.16 Right of First Refusal. Except as set forth on Schedule 3.16, no Person has any option, warrant or right of first refusal to purchase either the CATV Business or any of the Acquired Assets.

         3.17 Insurance. Schedule 3.17 is a list, accurate and complete in all material respects, of insurance policies in full force and effect with respect to Sellers as of September 30, 1999, and Sellers have not received any notice of non-renewal or cancellation of such insurance policies. Except as Sellers may determine, in the exercise of their business judgment, Sellers will maintain such insurance policies in full force and effect up to and including the Closing Date.

         3.18 Internet Service Agreements. Neither Seller is a party to an agreement with At Home Corporation requiring the offering of internet access services to be provided by At Home Corporation across the CATV Business.

4.       Representations and Warranties of Buyer.

         To induce the Sellers to enter into this Agreement, Buyer represents and warrants to the Sellers as follows:

         4.01     Organization and Authority of Buyer.
                  -----------------------------------

                  (a) Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate power and authority necessary to carry on its business as now conducted.

         4.02     Legal Capacity: Approvals and Consents.
                  --------------------------------------

                  (a) Authority; Binding Effect. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement. Buyer has duly taken all corporate and shareholder actions necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies.

                  (b) No Breach or Violation. The execution, delivery and performance of this Agreement does not, and will not, contravene the organizational documents of Buyer, and does not and will not: (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, any Law, Judgment, contract, arrangement or understanding to which Buyer is a party or by which Buyer is subject or bound or may be affected.

         4.03 Legal and Governmental Proceedings and Judgments. There is no legal action, proceeding, investigation or controversy pending or, to the knowledge of Buyer, threatened against or otherwise involving Buyer, nor are there any Judgments outstanding against Buyer or to or by which Buyer is, or may be, subject or bound which adversely affect the ability of Buyer to consummate any of the transactions contemplated hereby.

         4.04 Finders and Brokers. Buyer has not entered into any contract, arrangement or understanding with any Person, and is not aware of any claim or basis for any claim based upon any act or omission of Buyer or any of its affiliates, which may result in the obligation of a Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.05 Buyer Consents. Other than as set forth on Schedule 4.05 hereto, no consent, order, authorization, waiver, approval or any other action by, or registration, declaration or filing with, any third party or Governmental Authority is required for Buyer to execute and deliver this Agreement and consummate the transactions contemplated hereby. Buyer does not have an ownership interest in the Buffalo Sabres hockey team that would require any party to the transactions contemplated by this Agreement to obtain any consent of the National Hockey League.

         4.06 Acquisition of Rights. Buyer is not aware of, and has no reason to believe there is, any reason relating to Buyer that any Governmental Authority or other party whose consent is required or contemplated hereunder would refuse to consent to the transfer of CATV Instruments or any rights to Buyer hereunder or would condition the granting of any such consent on the performance by Sellers or Buyer of any material obligation not expressly set forth herein.

         4.07 Buyer's Financial Capability. Buyer has the financial capability, including all financing, necessary to consummate the transactions contemplated in this Agreement and pay the Purchase Price.

         5.       Covenants Pending Closing.

         5.01 Business of Sellers. From the date hereof to the Closing Date, and except as otherwise consented to or approved by Buyer in writing (which consent shall not be unreasonably withheld), the Sellers covenant and agree as follows:

                  (a) Business in Ordinary Course. Except as otherwise provided herein, the Sellers shall conduct the CATV Business in the ordinary course (including, without limitation, in accordance with currently planned capital expenditures), consistent with past practices and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any CATV Instrument or Contract, or making any material advance or expenditure, other than in the ordinary course of business, nor change in any material respect its business policies or practices. The Sellers shall use reasonable commercial efforts to preserve the CATV Business intact, to retain the services of its present employees and agents, and to preserve its business relationships with, and the goodwill of, its customers, suppliers and others. The Sellers shall pay before delinquent all taxes and other charges upon or against the Sellers or any of their respective properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which they choose to contest in good faith and by appropriate proceedings.

                  (b) Books and Records. The Sellers shall maintain their respective books, accounts and records in the usual, regular and ordinary manner.

                  (c) Litigation During Interim Period. The Sellers will advise Buyer in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, pro ceeding or investigation in which any Seller is a party or the Acquired Assets or CATV Business may be affected and which could reasonably be expected to have a Material Adverse Effect or which relates to the transactions contemplated hereby.

                  (d) Material Contracts. The Sellers shall deliver to Buyer copies of all material Contracts that are entered into prior to the Closing.

                  (e) Renewal of Franchises. The Sellers shall use reasonable commercial efforts to obtain renewals or extensions of any franchises that have expired or will expire within 12 months subsequent to the date of this Agreement.

         5.02     Access to Information.
                  ---------------------

                  (a) Access by Buyer. Between the date of this Agreement and the Closing, Buyer shall have reasonable access during normal business hours to all of the properties, books, reports, records, CATV Instruments and Contracts of Sellers, and Sellers shall furnish Buyer with all information it may reasonably request; provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Sellers. After the Closing, Sellers agree to provide reasonable access during normal business hours for reasonable business purposes, at Buyer's expense, to their independent public accountants. All information obtained by Buyer pursuant to this Agreement and in connection with the negotiation hereof shall be used by Buyer solely for purposes related to this

         Agreement and the acquisition of the Acquired Assets and, in the case of non-public information, shall, except as may be required for the performance of this Agreement or by Law, be kept in strict confidence by Buyer in accordance with the terms of the Confidentiality Agreement dated October 6, 1999 between Buyer and Cablevision Systems Corporation.

                  (b) Access by Sellers. Subsequent to the Closing, Buyer shall preserve and give to Sellers reasonable access during normal business hours to all of the books, reports, records, CATV Instruments and Contracts from files and records transferred to Buyer at the time of Closing, for the purposes of the preparation of tax returns, the preparation of the Preliminary Working Capital Statement, the defense of any claims asserted or which may be asserted with respect to which Sellers are the Indemnitor as contemplated by the Agreement, or other proper business purposes.

         5.03 Change in Channel Lineup. Sellers will consult with Buyer with respect to any decision by the Sellers to adjust the channel lineup of the CATV System.

         5.04 Required Consents. The parties hereto shall proceed as promptly as practicable and in good faith and shall each use reasonable commercial efforts to obtain each consent or approval required to be obtained prior to the consummation of the transactions contemplated hereby, subject to
Section 9.03

         5.05 Lien Searches. Sellers shall have delivered to Buyer copies of lien searches conducted by Sellers not more than thirty (30) days prior to the Closing Date.

6.       Deliveries at Closing.
         ---------------------

         6.01 Deliveries by Seller. At the Closing, Sellers will deliver or cause to be delivered to

Buyer:

                  (a) such warranty deeds, bills of sale, endorsements, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in Buyer the right, title and interest of the Sellers in accordance herewith in and to the Acquired Assets in a form reasonably satisfactory to Buyer, which shall include, without limitation, a form of Bill of Sale and General Assignment in the form of Exhibit D hereto.

                  (b) A certificate signed by a principal officer of each Seller, dated as of the Closing, representing and certifying to Buyer as to the matters set forth in Sections 7.03 and 7.04.

                  (c) The Assumption Agreement in the form of Exhibit C hereto.

                  (d) An opinion of internal counsel to the Sellers or of outside counsel, including local counsel, appointed by the Sellers, substantially in the form of Exhibit E hereto.

                  (e) Evidence that the waiting period under the HSR Act and Rules, if applicable, has expired.

                  (f) Evidence in a form and substance reasonably satisfactory to Buyer that the Required Consents listed on Schedule 3.02 have been obtained.

                  6.02 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to the Sellers:

                  (a) The Purchase Price as provided in Section 2.02.

                  (b) The Assumption Agreement in the form of Exhibit C hereto.

                  (c) A certificate signed by a principal officer of Buyer, dated as of the Closing, representing and certifying to the Sellers as to the matters set forth in Sections 8.03 and 8.04.

                  (d) An opinion of Buyer's Counsel, substantially in the form of Exhibit F hereto.

                  (e) Evidence in a form and substance reasonably satisfactory to the Sellers that the Required Consents listed on Schedule 4.05 have been obtained.

                  (f) Evidence that the waiting period under the HSR Act and Rules, if applicable, has expired.

7.       Conditions to the Obligations of Buyer.

         The obligations of Buyer to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Buyer:

         7.01 Receipt of Consents. The conditions specified in Section 9.02 shall have been satisfied and all of the approvals and consents described in
Schedule 4.05 shall have been obtained and shall be in full force and effect; provided that if the approvals and consents of Governmental Authorities for franchises which represent at least 80% of the Combined Basic Subscribers shall have been obtained, then this condition shall have been deemed to have been satisfied if the conditions specified in Section 9.02 shall have been satisfied and all Required Consents on Schedule 4.05 shall have been obtained and shall be in full force and effect.

         7.02 Sellers' Authority. All actions under the documents governing the Sellers necessary to authorize (i) the execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their respective obligations under this Agreement and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Sellers and shall be in full force and effect on the Closing Date.

         7.03 Performance by the Sellers. The Sellers shall have performed in all material respects their respective agreements and covenants hereunder (including, without limitation, their respective covenants in Articles 5 and 6) to the extent such are required to be performed at or prior to the Closing and are material to the CATV Business as a whole.

         7.04 Absence of Breach of Warranties and Representations. The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except

(i) to the extent that such representations and warranties describe a condition on a specified time or date or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the CATV Business in accordance with Article 5 hereof between the date hereof and the Closing Date, or (ii) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a Material Adverse Effect.

         7.05 Absence of Proceedings. No Judgment shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

8.       Conditions to the Obligations of Sellers.

         The obligations of the Sellers to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by the Sellers:

         8.01 Receipt of Consents. The conditions specified in Section 9.02 shall have been satisfied and all of the approvals and consents described in
Schedule 3.02 shall have been obtained and shall be in full force and effect; provided that if the approvals and consents of Governmental Authorities for franchises which represent at least 80% of the Combined Basic Subscribers shall have been obtained, this condition shall have been deemed to have been satisfied if the conditions specified in Section 9.02 shall have been satisfied and all Required Consents on Schedule 3.02 shall have been obtained and shall be in full force and effect.

         8.02 Corporate Action. All corporate and other actions necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Buyer and shall be in full force and effect on the Closing Date.

         8.03 Performance by Buyer. Buyer shall have performed in all material respects all covenants and agreements to be performed by it hereunder to the extent such are required to be performed at or prior to the Closing.

         8.04 Absence of Breach of Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if then made except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

         8.05 Absence of Proceedings. No Judgment shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

9.       Covenants.

         9.01 Compliance with Conditions. Each of the parties hereto covenants and agrees with the other to use reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder, and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

         9.02     Compliance with HSR Act and Rules.
                  ---------------------------------

                  (a) The performance of the obligations of all parties under this Agreement is subject to the condition that, if the HSR Act and Rules are applicable to the transactions contemplated hereby, the waiting period specified therein, as the same may be extended, shall have expired or been terminated without action taken to prevent the consummation of the transactions contemplated hereby.

                  (b) Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and Rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed the HSR Report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, and taking all other action required by the HSR Act or Rules; (ii) coordinating the filing of such HSR Reports (and exchanging mutual information required to be disclosed therein) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of the Sellers and Buyer, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

                  (c) Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated hereby is challenged by the FTC or the DOJ or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation, then either Buyer or the Sellers shall have the right to terminate this Agreement unless the other of such parties, at its sole cost and expense, elects to contest such action, in which case the noncontesting party shall cooperate with the contesting party and assist the contesting party, as reasonably requested, to contest such action until such time as either party terminates this Agreement under this Section or Article 12. In the event that such a stay or injunction is granted (preliminary or otherwise), then either Buyer or the Sellers may terminate this Agreement by prompt written notice to the other. If any other form of equitable relief affecting any party is granted to the FTC, the DOJ or other such agency or instrumentality, then such party may terminate this Agreement by prompt written notice to the other party. To effectuate the intent of the foregoing provisions of this Section 9.02, the parties agree to exchange requested or required information in making the filings and in complying as provided above, and the parties agree to take all necessary steps to preserve the confidentiality of the information set forth in any filings including, without limitation, limiting disclosure of exchanged information to counsel for the nondisclosing party.

         9.03 Applications for Assignment of Contracts or CATV Instruments. In order to secure requisite consents or approvals of the transfer of control to Buyer of any Contracts or CATV Instruments, Buyer (with respect to CATV Instruments) and the Sellers (with respect to Contracts) shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. Buyer and the Sellers shall use reasonable commercial efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within 45 days after the date of this Agreement. Buyer further agrees that it will not, without the prior written consent of the Sellers, take any action to amend or that would amend or modify any application filed as provided in this Section 9.03 after the date that such application is accepted as complete. In the event that Buyer amends or modifies any such application for transfer of control of any Contracts or CATV Instruments without the Sellers prior written consent, and the approval period for such transfer is extended by any such Governmental Authority or other third party, then the Sellers may (if they so elect) (i) extend the Outside Date in Section 12.01 to a date that will give effect to any resulting delay or (ii) terminate this Agreement under Section 12.02 hereof. The Sellers shall use commercially reasonable efforts to include a provision in each consent referred to in this
Section 9.03 that permits Buyer to assign such contract to a wholly-owned Subsidiary of Buyer subsequent to the Closing Date. If a governmental authority refuses to include such a provision, the Sellers shall notify Buyer and Buyer may discuss such refusal with the governmental authority; provided, however, that upon such refusal, the Sellers shall have no further obligation to seek or to obtain such a provision in the relevant contract.

         9.04 Records, Taxes and Related Matters. The Sellers and Buyer shall each make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven year period after the Closing Date with respect to all transactions of the CATV Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the CATV Business for any period prior to the Closing. In the case of records owned by the Sellers, such records shall be made available at the Sellers executive office, and in the case of records owned by Buyer, such records shall be made available at the office at which such records are maintained. As used in this Section 9.04, the right of inspection includes the right to make copies at the requesting parties' expense for reasonable business purposes.

         9.05 Determination and Allocation of Consideration. Kane Reece Associates, Inc. or such other nationally recognized appraiser as shall be mutually acceptable to Sellers and Buyer (the "Appraiser") shall determine the amount of (including any changes resulting from payments after the Closing Date) and allocate the total consideration transferred from Buyer to the Sellers pursuant to this Agreement in accordance with the fair market value of the assets and liabilities transferred, as determined by the Appraiser. Buyer and the Sellers shall file all necessary tax returns and forms in a manner consistent with such allocation and shall not take any tax position inconsistent therewith.

         9.06 Non-Assignment. Notwithstanding any provision to the contrary contained herein (but not in limitation of the Sellers' obligations under Section 9.03 or the conditions set forth in Section 7.01), the Sellers shall not be obligated to assign to Buyer any Contract or CATV Instrument which provides that it may not be assigned without the consent of the other party thereto and for which such consent is not obtained, but in any such event, the Sellers shall, to the extent reasonably necessary and at Buyer's cost, cooperate with Buyer in any commercially reasonable arrangement designed to provide the benefits thereof to Buyer. Without limiting the generality of any provision elsewhere herein contained, the non-assignment of any of the foregoing shall not, to the extent that it is otherwise an Assumed Liability hereunder, alter its status as such or relieve Buyer of its obligations or liabilities with respect thereto.

         9.07 Real Estate Proration And Adjustment Items. Water and sewer charges, municipal garbage and rubbish removal charges, rents, interest, real estate taxes, utilities and other charges of an annual or recurrent nature assessed against or paid in conjunction with the ownership or operation of any real property owned by the Sellers to be transferred to Buyer hereunder shall be prorated as of Closing Date. Real estate taxes shall be prorated as of the Closing Date. Real estate taxes for the calendar year of Closing shall be prorated based upon real estate taxes levied or estimated to be levied in that year by each taxing body (without regard to the date of levy or the fiscal year of the taxing body); provided, however, if any of such real estate taxes have not yet been levied as of the Closing Date for the calendar year in which the Closing Date occurs, the tax proration shall be based upon the prior year's tax levy, taking into account any adjustments in real estate tax assessments which may have been made.

         9.08 Covenant Not to Compete. Sellers covenant and agree that for a period of three years after Closing (or such period as allowed by law if less than three years), Sellers will not, and will cause Cablevision Systems Corporation and its Subsidiaries not to, acquire, manage, operate or control, any cable television system, multichannel multipoint distribution system ("MMDS"), satellite master antenna system ("SMATV") or local multipoint distribution system ("LMDS") within the Service Territory. Notwithstanding anything contained herein, (i) the ownership of securities of any company which is "publicly held" and which do not constitute more than five percent (5%) of the voting rights or equity interests of such entity shall not constitute a violation of this covenant and (ii) this Section 9.08 shall not be construed to restrict ownership of entities in the direct broadcast satellite business or wireless personal communications services business or ownership of licenses related to the foregoing.

         9.09 Remaining Franchises. In the event that a Closing under this Agreement occurs without the receipt of all consents and approvals to transfer all franchises, Buyer and Sellers covenant and agree to act in good faith to obtain the approval or consent of any Governmental Authorities that have not consented to the transfer of any franchises included in the CATV Business. Until such time as approval or consent to transfer such franchises is obtain, Buyer covenants and agrees to satisfy all obligations of Sellers arising after Closing under the applicable franchise agreement. Buyer and Sellers agree to enter into such agreements, including, without limitation, management agreements, as are reasonably necessary to cause Sellers not to be in breach of Sellers' obligations under the applicable franchise agreements and to permit Buyer to receive the economic benefits of such franchise agreements.

10. Survival of Representations, Warranties, Covenants and Other Agreements; Indemnification.

         10.01 Survival of Representations, Warranties, Covenants and Other Agreements. All representations and warranties made by Buyer and the Sellers in this Agreement shall survive the Closing for a period of six months, and shall thereafter terminate with the exception of (i) Sections 3.05 and Section 3.06(a) (relating to title matters) which shall survive for the applicable statute of limitations periods and Section 3.06(d) which shall survive the Closing a for a period of two years. The obligations to indemnify and hold harmless a party hereto pursuant to this Article 10 shall terminate when the applicable representation or warranty terminates pursuant to this Section 10.01; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

         10.02    Indemnification by the Sellers.
                  ------------------------------

                  (a) Subject to Section 10.01, the Sellers agree to indemnify, defend and hold harmless Buyer, its affiliates and their respective shareholders, directors, officers, partners, employees, agents, successors and assigns (a "Seller Indemnified Party"), from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees) (collectively, "Losses") to which they may become subject as a direct result of (x) the Excluded Liabilities, (y) any and all misrepresentations or breaches of a representation or warranty of the Sellers herein or the nonperformance or breach of any covenants or agreements of the Sellers contained herein, or (z) the ownership and operation of the Acquired Assets and the CATV Business before the Closing.

                  (b) Any obligations of the Sellers under the provisions of this Article 10 shall be paid promptly to a Seller Indemnified Party by a Seller and shall represent a retrospective adjustment to the Purchase Price. The amount of such payment (and adjustment) shall be an amount in cash equal to the amount of the Loss incurred by a Seller Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the Seller Indemnified Party under any insurance, indemnity or similar policy or arrangement. Notwithstanding anything contained herein to the contrary, the indemnification provided above shall only apply to the extent that, and not until, the aggregate of all amounts subject to indemnification under this Section 10.02 and Section 10.02 of the Agreement and Plan of Reorganization exceeds $10 million (in which event Buyer shall be entitled to indemnification as provided herein for all such Losses and not just the excess over $10 million) and as to any particular indemnity claim or series of related indemnity claims only to the extent that, and only if, such indemnity claim or series of related indemnity claims equals or exceeds $100,000. In any event, the maximum aggregate amount that the Sellers will be required to pay under this
         Section 10.02 and that Holdings will be required to pay under Section
         10.02 of the Agreement and Plan of Reorganization in respect of all claims by all parties under both agreements is $100 million.

                  (c) In the event that Sellers elect to proceed to Closing at any time that approvals and consents of Governmental Authorities to transfer franchises which represent less than 90% of the Combined Basic Subscribers shall not have been obtained, and prior to Closing

         Buyer gives written notice to Sellers that Buyer desires not to proceed to Closing, Sellers agree to indemnify, defend and hold harmless the Seller Indemnified Parties, from and against all losses, damages, liabilities, deficiencies or obligations including, without limitation, all Losses to which they may become subject as a result of such election.

                  (d) In no event will a claim to be indemnified by Holdings under the Agreement and Plan of Reorganization be entitled to indemnification by Sellers under this Agreement. Buyer further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Section 10.02. In furtherance of the foregoing, Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Holdings and its affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Section 10.02).

         10.03    Indemnification by Buyer.
                  ------------------------

                  (a) Buyer agrees to indemnify, defend and hold harmless Sellers and their respective affiliates and their shareholders, partners, directors, officers, employees, agents, successors and assigns (a "Buyer Indemnified Party"), from and against all losses, damages, liabilities, deficiencies or obligations including, without limitation, all Losses to which they may become subject as a direct result of: (i) any and all misrepresentations or breaches of a representation herein or warranty or the nonperformance or breach of any covenant or agreement of Buyer contained herein; (ii) the Assumed Liabilities; or (iii) the ownership and operation of the Acquired Assets and the CATV Business after the Closing. Any obligations of Buyer under the provisions of this Article shall be paid promptly to Buyer Indemnified Party by Buyer. Notwithstanding anything contained herein to the contrary, the indemnification provided above shall apply as to any particular indemnity claim or series of related indemnity claims only to the extent that, and only if, such indemnity claim or series of related indemnity claims equals or exceeds $100,000. In any event, the maximum aggregate amount that Buyer will be required to pay under this Section 10.03 and under Section 10.03 of the Agreement and Plan of Reorganization in respect of all claims by all parties under both agreements is $250 million.

                  (b) In the event that Buyer elects to proceed to Closing at any time that approvals and consents of Governmental Authorities to transfer franchises which represent less than 90% of the Combined Basic Subscribers shall not have been obtained, and prior to Closing Sellers give written notice to Buyer that they desire not to proceed to Closing, Buyer agrees to indemnify, defend and hold harmless the Buyer Indemnified Parties, from and against all losses, damages, liabilities, deficiencies or obligations including, without limitation, all Losses to which they may become subject as a result of such election.

                  (c) In no event will a claim to be indemnified by Buyer under the Agreement and Plan of Reorganization be entitled to indemnification by Buyer under this Agreement. Sellers further acknowledge and agree that, should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this

         Section 10.03. In furtherance of the foregoing, Sellers hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they may have against Buyer and its affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Section 10.03).

         10.04 Third Party Claims. If any claim ("Asserted Claim") covered by the foregoing indemnities is asserted against any indemnified party ("Indemnitee"), it shall be a condition to the obligations under this Article that the Indemnitee shall promptly give the indemnifying party ("Indemnitor") notice thereof in accordance with Section 13.06. The Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation in connection with such defense. If the Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to the Indemnitee for its expenses reasonably incurred in connection therewith which Indemnitor shall promptly pay. Neither Indemnitor nor Indemnitee shall settle, compromise, or make any other disposition of any Asserted Claims, which would or might result in any liability to Indemnitee or Indemnitor, respectively, under this Article 10 without the written consent of Indemnitee or Indemnitor, respectively, which shall not be unreasonably withheld.

11.      Further Assurances.

         From time to time after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other party and take such other actions as the other party reasonably may request to effect the purposes and intent of this Agreement.

12.      Closing.

         12.01 Closing. The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m., local time, on the date which is (i) the fifth business day after all consents required as conditions to the sale as provided in Section 7.01 have been received or, if permitted under applicable law, waived, and (ii) designated by Buyer or Sellers in a written notice to the other specifying that all conditions to Closing (other than those that can only be satisfied at Closing) have been satisfied or waived (the "Closing Date"); provided, however, that if the Closing shall not have occurred prior to December 21, 2000 or as extended pursuant to Section 9.03 (the "Outside Date"), this Agreement shall terminate unless otherwise provided by the mutual written agreement of Buyer and Sellers; provided, further, however, that in no event shall the Closing under this Agreement occur unless it shall occur simultaneously with the Closing as defined in the Agreement and Plan of Reorganization. If, as of the Outside Date, the Closing cannot be effected, all parties hereto shall be released from all obligations hereunder other than obligations arising from a breach or default hereunder, and each party hereto will bear expenses as provided in Section 13.07 hereof. At the Closing, the parties hereto shall execute and deliver all instruments and documents as shall be necessary in the reasonable opinion of counsel for the respective parties to consummate the transactions contemplated herein.

         12.02 Termination. In addition to the termination provided for in
Section 12.01, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                  (a) At any time, by the mutual written agreement of Buyer and Sellers;

                  (b) By Buyer, upon and effective as of the date of written notice to Sellers, if any of the conditions to the obligations of Sellers set forth in Article 7 shall not have been waived or materially satisfied at the time of the Closing or, if applicable, the Outside Date, as the case may be;

                  (c) By Sellers, upon and effective as of the date of written notice to Buyer, if any of the conditions to the obligations of Sellers set forth in Article 8 shall not have been waived or materially satisfied at the time of the Closing or, if applicable, the Outside Date, as the case may be;

                  (d) By Sellers or Buyer, upon and effective as of the date of written notice to the other, pursuant to the termination provisions of Section 9.02; or

                  (e) By Sellers, upon and effective as of the date of written notice to Buyer, pursuant to the termination provisions of Section 9.03.

13.      Miscellaneous.

         13.01 Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

         13.02 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof other than the Confidentiality Agreement referred to in Section 5.02(a). No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

         13.03 Cablevision Name. The parties agree that the Sellers and their respective affiliates shall retain the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable" or any and all derivations thereof or any name which may include any of such terms, and after the Closing, Buyer shall remove or delete the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" or any and all derivations thereof or any name which may include any of such terms from the Acquired Assets as soon as reasonably practicable but in any event by the 60th day following the Closing. From and after the 60th day following the Closing, Sellers and their respective affiliates shall retain the sole and exclusive right to use the names

"Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable" or any and all derivations thereof or any name which may include any of such terms.

         13.04 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its rights under this Agreement to one or more Subsidiaries of Buyer with respect to which Buyer owns at least 66 2/3% of the Voting Stock, without the prior written consent of the Sellers, provided Buyer remains liable to fully perform the obligations and terms of this Agreement.

         13.05 Construction; Counterparts. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.06 Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person, faxed (with confirmation) or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one business day after delivery to a nationally recognized overnight courier service, and addressed as follows:

         If to Sellers:             Telerama, Inc.
                                    Cablevision of Cleveland, L.P.
                                    1111 Stewart Avenue
                                    Bethpage, New York 11714
                                    Telephone: (516) 803-2300
                                    Facsimile:  (516) 803-2577
                                    Attention: General Counsel

         copies to:                 Cablevision Systems Corporation
                                    1111 Stewart Avenue
                                    Bethpage, New York 11714
                                    Telephone: (516) 803-2300
                                    Facsimile:  (516) 803-2577
                                    Attention: General Counsel

                                                     and

                                    Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Telephone: (212) 558-4000
                                    Facsimile: (212) 558-3588
                                    Attention: John P. Mead

         If to Buyer:               Colin H. Higgin

                                    Adelphia Communications Corporation
                                    One North Main Street
                                    Coudersport, Pennsylvania  16915
                                    Telephone: (814) 274-6446
                                    Facsimile:   (814) 274-6586
                                    Attention:   Deputy General Counsel

         copies to:                 Buchanan Ingersoll P.C.
                                    One Oxford Centre
                                    301 Grant Street
                                    Pittsburgh, Pennsylvania  15219
                                    Telephone: (412) 562-8339
                                    Facsimile:   (412) 562-1041
                                    Attention:   Bruce I. Booken

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.06.

         13.07 Expenses of the Parties. Except as otherwise provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same. Buyer, on the one hand, and Sellers, on the other hand, agree to share equally the filing fee payable under the HSR Act and Rules.

         13.08 Non-Recourse. No partner, officer, director, shareholder or other holder of an ownership interest of or in any party to this Agreement shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

         13.09 Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

         13.10    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

         13.11 Press Releases. No press release or other public information relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by either party hereto without the consent of the other party; provided, however, that either party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party; provided further that such party shall notify the other as soon as reasonably practicable prior to the issuance of such press release.

         13.12 Severability. If any provision of this Agreement is finally determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

         13.13 Specific Performance. So long as Buyer is not then in breach or in default of its obligations under this Agreement, Buyer shall be entitled to require Sellers to specifically perform and consummate the transactions described herein in accordance with this Agreement in the event of a failure by Sellers to perform their respective obligations hereunder.

                                         (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLERS:

TELERAMA, INC.


By:       /s/        William J. Bell

     Name:  William J. Bell
     Title:    Vice President

CABLEVISION OF CLEVELAND, L.P.


By:       Cablevision of Cleveland G.P., Inc.


By:       /s/       William J. Bell

     Name:  William J. Bell
     Title:    Vice Chairman

BUYER:

ADELPHIA COMMUNICATIONS CORPORATION


By:       /s/ James R. Brown

     Name:  James R. Brown
     Title:    Vice President


                                    EXHIBIT A

                                     SELLERS

                                                                       State of

Name                                       Type of Entity            Organization           Qualified
----
Telerama, Inc.                             Corporation               Delaware                Ohio
Cablevision of Cleveland, L.P.             Limited Partnership       Delaware                Ohio








                                       -1-


                                    EXHIBIT B

                                SERVICE TERRITORY

                                    EXHIBIT C

                              ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT (this "Agreement") is dated [Date], and made by and between Telerama, Inc., a Delaware corporation ("Telerama"), Cablevision of Cleveland, L.P., a Delaware limited partnership ("Cleveland" and together with Telerama, the "Sellers" and individually, a "Seller") and Adelphia Communications Corporation, a Delaware corporation ("Buyer").

                                R E C I T A L S:

         A. The Sellers and Buyer have entered into that certain Asset Purchase Agreement dated December 8, 1999 (the "Purchase Agreement"), whereby Buyer is acquiring substantially all of the assets, and assuming certain of the obligations and liabilities, of the Sellers upon the terms and conditions more fully set forth therein.

         B. In connection with the Purchase Agreement and to more fully effectuate the transactions contemplated thereunder, the parties hereto are entering into this Agreement for the assumption by Buyer of the "Assumed Liabilities," as defined in the Purchase Agreement, pursuant to Section 2.05 of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and the Purchase Agreement and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto covenant and agree as follows (all capitalized terms used in this Agreement and not defined herein shall have the same meanings ascribed to them in the Purchase Agreement):

         1. Incorporation of Recitals. The recitals set forth above constitute an integral part of this Agreement and are incorporated herein by reference.

         2. Assumption. As partial consideration for Buyer's receipt of the Acquired Assets, Buyer hereby assumes and covenants to abide by and agrees to pay, discharge, perform and fulfill, as and when due or required, all of the Assumed Liabilities.

         3. Sellers Liability. Buyer acknowledges and agrees that the Sellers shall have no further obligation with respect to the Assumed Liabilities, whether by contract or otherwise, and that Buyer shall pay, discharge and perform all of the Assumed Liabilities as and when the same are or shall become due or required. Buyer shall indemnify each Seller and its partners, officers, employees, agents, successors and assigns, and, with respect to a Seller's partners, their respective partners, shareholders, directors, officers, employees, agents, successors and assigns in accordance with Sections 10.03 and
10.04 of the Purchase Agreement from and against, among other things, the Assumed Liabilities.

         4. Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

         5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

         6. Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

         7.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
             -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

         8. Severability. If any provision of this Agreement is finally determined to be illegal, void or unenforceable such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

         9. Construction; Counterparts. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         10. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person, faxed (with confirmation) or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one business day after delivery to a nationally recognized overnight courier service, and addressed as follows:

     If to Seller:       Telerama, Inc.
                         Cablevision of Cleveland, L.P.
                         1111 Stewart Avenue
                         Bethpage, New York 11714
                         Telephone: (516) 803-2300
                         Facsimile: (516) 803-2577
                         Attention: General Counsel

     copies to:          Cablevision Systems Corporation
                         1111 Stewart Avenue
                         Bethpage, New York 11714
                         Telephone: (516) 803-2300
                         Facsimile:  (516) 803-2577
                         Attention: General Counsel
                                       and

                         Sullivan & Cromwell
                         125 Broad Street
                         New York, New York 10004
                         Telephone: (212) 558-4000
                         Facsimile: (212) 558-3588
                         Attention: John P. Mead

     If to Buyer:        Colin H. Higgin
                         Adelphia Communications Corporation
                         One North Main Street
                         Coudersport, Pennsylvania  16915
                         Telephone: (814) 274-6446
                         Facsimile:   (814) 274-6586
                         Attention:   Deputy General Counsel

Combined     copies to:  Buchanan Ingersoll P.C.
                         One Oxford Centre
                         301 Grant Street
                         Pittsburgh, Pennsylvania  15219
                         Telephone: (412) 562-8339
                         Facsimile:   (412) 562-1041
                         Attention:   Bruce I. Booken

Combined Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 10.

                                         (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           SELLERS:

                                           Telerama, Inc.

                                           By:
                                                 Name:
                                                 Title:


                                           Cablevision of Cleveland, L.P.

                                           [Name of GP]

                                           By:
                                                Name:
                                                Title:

                                           BUYER:

                                           Adelphia Communications Corporation

                                           By:
                                                Name:
                                                Title:

                                    EXHIBIT D

                                   BILL OF SALE AND GENERAL ASSIGNMENT1
                                   -----------------------------------


         KNOW ALL PERSONS BY THESE PRESENTS, that Telerama, Inc., a Delaware corporation ("Telerama"), Cablevision of Cleveland, L.P., a Delaware limited partnership ("Cleveland" and together with Telerama, the "Sellers" and individually, a "Seller"), for and in consideration of the Purchase Price (as hereinafter defined), and other good and valuable consideration to it paid by Adelphia Communications Corporation a Delaware corporation ("Buyer"), the receipt, sufficiency and adequacy of which are hereby acknowledged, do hereby bargain, sell, assign, transfer, convey and deliver unto Buyer, the "Acquired Assets" as defined in that certain Asset Purchase Agreement made by and between Sellers and Buyer, dated as of December 8, 1999 (the "Purchase Agreement"), other than real property held in fee by Seller. Any capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         Except as expressly provided in the Purchase Agreement, each Seller hereby expressly disclaims any and all warranties or representations made to Buyer, whether relating to the condition, the operation, the adequacy or otherwise of the personal property which is part of the Acquired Assets. IN THAT CONNECTION, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, BUYER HEREBY AGREES THAT IT WILL ACCEPT THE PERSONAL PROPERTY WHICH IS PART OF THE ACQUIRED ASSETS "AS IS" AND "WHERE IS." EXCEPT AS AFORESAID, NO SELLER MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER ORAL OR WRITTEN, OR EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR THE CONDITION OF THE PERSONAL PROPERTY WHICH IS PART OF THE ACQUIRED ASSETS OR THE FITNESS OR SUITABILITY THEREOF FOR ANY PARTICULAR OR GENERAL USE OR PURPOSE EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT.

         Each Seller covenants that it will execute and deliver such documents as may be necessary to evidence and effect the sale, transfer, conveyance and assignment of the personal property which is part of the Acquired Assets to Buyer.

         This Bill of Sale and General Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         This Bill of Sale and General Assignment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and permitted assigns under the Purchase Agreement. This Bill of Sale and General Assignment may not otherwise be assigned by any party without the prior written consent of the other party hereto. Further, nothing set forth herein shall be deemed to constitute any person or entity as a third party beneficiary of this Bill of Sale and General Assignment.

--------
1 This form must be reviewed by local counsel.

         THIS BILL OF SALE AND GENERAL ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, each Seller has caused this Bill of Sale and General Assignment to be executed and delivered on this [Day] day of [Month], 2000.

                                                  SELLERS:

                                                  Telerama, Inc.

                                                  By:
                                                        Name:
                                                        Title:


                                                  Cablevision of Cleveland, L.P.

                                                  [Name of GP]

                                                  By:
                                                        Name:
                                                        Title:


DULY ACKNOWLEDGED AND AGREED TO AS
OF THE DATE FIRST SET FORTH ABOVE:

BUYER:

Adelphia Communications Corporation

By:
     Name:
     Title:

                                    EXHIBIT E

                      [FORM OF OPINION OF SELLER'S COUNSEL]

                                     [Date]



[Name and Address of Buyer]




Ladies and Gentlemen:

       [Introduction]

       1. Each Seller is duly organized and validly existing under the laws of its respective jurisdiction as listed in Schedule I hereto with all requisite power and authority to conduct its business and operations as presently conducted.

       2. Each Seller has all requisite power and authority to execute, deliver and perform the Asset Purchase Agreement and all documents contemplated therein to be executed and delivered by such Seller (collectively, the "Documents"). The execution, delivery and performance of the Asset Purchase Agreement and the other Documents have been duly authorized by all necessary action by each Seller. The Asset Purchase Agreement and the other Documents have each been duly executed and delivered by Seller and each is the valid and legally binding obligation of each Seller enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       3. After the inquiry described herein, I have no knowledge of any consents which are required in connection with either Seller's performance of the Asset Purchase Agreement other than those referred to in the Agreement, including, without limitation, Schedule 3.02 of the Asset Purchase Agreement.

       4. The execution, delivery and performance by each Seller of the Asset Purchase Agreement and the other Documents do not contravene such Seller's organizational documents.

       5. The instruments of transfer and conveyance delivered by the Sellers to Buyer at Closing are in form sufficient under Ohio law to effect the transfer of title to the Acquired Assets in accordance with the Agreement. Based solely on search reports received from [Lexis Document Services] for UCC liens filed with the Ohio Secretary of State and the Recorder of [County],

[County] and [County] Counties, there are no Encumbrances other than Permitted Encumbrances on the personal property which is a part of the Acquired Assets.

       [Conclusion]

                                                          Very truly yours,

                                                          [Seller's Counsel]

                                    EXHIBIT F

                      [FORM OF OPINION OF BUYER'S COUNSEL]

                                     [Date]


[Name and Address of Buyer]



Ladies and Gentlemen:

       [Introduction]

       1. Buyer is a duly organized and validly existing under the law of the State of Delaware with all requisite corporate power and authority to conduct its business and operations as presently conducted.

       2. Buyer has all requisite power and authority to execute, deliver and perform the Asset Purchase Agreement and all documents contemplated therein to be executed and delivered by Seller (collectively, the "Documents"). The execution, delivery and performance of the Asset Purchase Agreement and the other Documents have been duly authorized by all necessary action by Buyer. The Asset Purchase Agreement and the other Documents have each been duly executed and delivered by Buyer and each is the valid and legally binding obligation of Buyer enforceable against Buyer in accordance with their respective terms subject to insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       3. After the inquiry described herein, I have no knowledge of any consents which are required in connection with Buyer's performance of the Asset Purchase Agreement other than those referred to in the Agreement, including, without limitation, Schedule 3.02 of the Asset Purchase Agreement.

       4. The execution, delivery and performance by Buyer of the Asset Purchase Agreement and the other Documents do not contravene Buyer's organizational documents.


       [Conclusion]

                                                          Very truly yours,

                                                          [Buyer's Counsel]